UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 24, 2015, the board of directors (the “Board”) of Quidel Corporation (the “Company”) amended and restated the Company’s Bylaws to add as a new Article VII a forum selection provision identifying Delaware as the exclusive forum for the adjudication of certain intra-corporate disputes. The adoption of the forum selection provision is effective as of February 24, 2015. The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
The Board believes that the foregoing change is in the best interests of the Company and its stockholders, and specifically that the forum selection provision is advisable in light of the substantial expenses associated with litigation which would unnecessarily place a strain on the Company’s financial resources and divert management time and attention.  In addition, the forum selection provision protects the Company against having to defend potentially concurrent multi-jurisdictional litigation in non-Delaware courts that would subject the Company to, among other things, the risk of conflicting outcomes and the potential of litigating in inconvenient forums or before judges with limited experience with Delaware corporate law. Accordingly, the Board believes this provision advances the goals of reducing expensive multi-forum litigation and having disputes resolved efficiently and consistently by a single designated forum.
Item 7.01 Regulation FD Disclosure.
On February 24, 2015, the Board authorized an amendment to the Company’s previously announced $50 million stock repurchase program to extend the program through February 24, 2017. Under the amended program, the Company may repurchase up to $50 million in shares of its common stock, all of which remains available. The Board initially authorized the stock repurchase program in May 2005 and has extended and replenished the amount available under the program through additional authorizations from time to time.
The timing and pace of the Company’s stock repurchase activity, if any, will depend on several factors such as the amount of cash generation from operations, cash required to execute strategic growth initiatives and current stock price. Under the stock repurchase program, shares of the Company’s common stock may be repurchased from time to time in both privately negotiated and open market transactions, including pursuant to Rule 10b5-1 plans, in each case, subject to management’s evaluation of market conditions, applicable legal requirements and other factors. The program authorizes the Company to repurchase shares, but does not require the Company to repurchase shares and may be modified, suspended or terminated at any time without prior notice.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Quidel Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015

QUIDEL CORPORATION

By:	/s/ Robert J. Bujarski
Name:	Robert J. Bujarski
Its:	Senior Vice President, Business Development and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Quidel Corporation.